UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24821 (Commission File Number)	77-0430924 (I.R.S. Employer Identification No.)

2145 Hamilton Avenue
San Jose, CA 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 2, 2007, eBay Inc. (“eBay”), as borrower, entered into an Amendment Agreement (the “Amendment Agreement”) to its Credit Agreement dated as of November 7, 2006 (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent (the “Agent”); certain lenders named therein; Wells Fargo Bank, N.A., as Syndication Agent; and Banc of America Securities LLC and Wells Fargo Bank, N.A., as Joint Lead Arrangers and Joint Book Managers. The Amendment Agreement amends the Credit Agreement to (i) increase the lender commitments and borrowing capacity under the Credit Agreement from its existing level of $1 billion to $2 billion, (ii) permit an additional increase option of $1 billion (after giving effect to the $1 billion increase described above in clause (i)), (iii) extend the maturity date by an additional year to November 7, 2012, (iv) revise the pricing grid and (v) amend the maximum leverage ratio.

Funds borrowed under the Credit Agreement may be used for working capital, capital expenditures, acquisitions and other general corporate purposes of eBay and its subsidiaries. eBay entered into the Credit Agreement in order to enhance its financial flexibility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Amendment Agreement, dated as of August 2, 2007, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders named from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

/s/  Brian H. Levey
Name: Brian H. Levey

Title:	Vice President, Deputy General Counsel,
Corporate and Assistant Secretary

Date: August 3, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amendment Agreement, dated as of August 2, 2007, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders named from time to time.